FORM 10f-3

                           THE BLACKROCK FUNDS

                     Record of Securities Purchased
                Under the Trust's Rule 10f-3 Procedures

1.	Name of Purchasing Portfolio: BlackRock Asset
Allocation Portfolio (Mid Cap Growth) (BR_AA_MG),
BlackRock Asset Allocation Portfolio (Small Cap
Growth) (BR_AA_SG), BlackRock Mid-Cap Growth Equity
Portfolio (BR_MCGE), BlackRock Small Cap Growth Equity
Portfolio (BR_SCGE), BlackRock Small/Mid-Cap Growth
Portfolio (BR_SMG), Metropolitan Series Fund:
BlackRock Aggressive Growth Portfolio (E_METAG),
BlackRock Master US Small Cap Growth Portfolio of the
BlackRock Master Trust (MF_SCG)

2.	Issuer:   RiskMetrics Group, Inc.

3.	Date of Purchase: 01/24/2008

4.	Underwriter from whom purchased:  Goldman, Sachs & Co.

5.	Name of Affiliated Underwriter (as defined in the
Trust's procedures) managing or participating in syndicate: Merrill Lynch, Pierce, Fenner & Smith
Incorporated

      a.  List Members of Underwriting Syndicate:
          Credit Suisse Securities (USA) LLC, Goldman,
          Sachs & Co., Banc of America Securities LLC,
          Citigroup Global Markets Inc, Merrill Lynch,
          Pierce, Fenner & Smith Incorporated, Morgan
          Stanley & Co. Incorporated

6.	Aggregate principal amount purchased (out of total
offering) (if an equity offering, list aggregate number of shares purchased (out of total number of shares offered)): (BR_AA_MG) 2,600 shares out of 14,000,000 shares; (BR_AA_SG) 900 shares out of 14,000,000 shares; (BR_MCGE) 28,500 shares out of 14,000,000 shares; (BR_SCGE) 62,500 shares out of 14,000,000 shares; (BR_SMG) 19,100 shares out of 14,000,000 shares; (E_METAG) 90,900 shares out of 14,000,000 shares; (MF_SCG) 40,300 shares out of 14,000,000 shares.

7.	Aggregate principal amount purchased by funds advised
by BlackRock and any purchases by other accounts with respect to which BlackRock has investment discretion
(out of the total offering) (if an equity offering, list aggregate number of shares purchased (out of total number of shares offered)): 250,000 shares out of 14,000,000 shares.

8.	Purchase price (net of fees and expenses):  $17.50
9.	Date offering commenced (if different from Date of
Purchase):

10.	Offering price at end of first day on which any sales
were made: $17.50

11.	Have the following conditions been satisfied:
	                                           Yes	  No

      a.   The securities are part of an issue registered
           under the Securities Act of 1933, as amended,
           which is being offered to the public, or are
           Eligible Municipal Securities, or are securities
           sold in an Eligible Foreign Offering or are securities sold in an Eligible Rule 144A Offering or part of an
           issue of government securities.      _X_	 ___

	b.	The securities were purchased prior to the
		end of the first day on which any sales
		were made, at a price that was not more
		than the price paid by each other
		purchaser of securities in that offering
		or in any concurrent offering of the
		securities (except, in the case of an
		Eligible Foreign Offering, for any rights
		to purchase required by laws to be granted
		to existing security holders of the
		Issuer) or, if a rights offering, the
		securities were purchased on or before the
		fourth day preceding the day on which the
		rights offering terminated.		_X_	___

	c.	The underwriting was a firm commitment
		underwriting.				_X_	___

	d.	The commission, spread or profit was
		reasonable and fair in relation to that
		being received by others for underwriting
		similar securities during the same period.
	                                          _X_	___

	e.	In respect of any securities other than
		Eligible Municipal Securities, the issuer
		of such securities has been in continuous
		operation for not less than three years
		(including the operations of predecessors).
	                                         _X_	___

f.	Has the affiliated underwriter confirmed
      that it will not receive any direct or indirect
      benefit as a result of BlackRock's participation
      in the offering?                       _X_	___

Approved: _ Carrie Gardner
Date:       2/14/08